Sub-Item 77I: Terms of New or Amended Securities

Effective February 26, 2016, the Goldman Sachs Multi-Asset Real Return Fund commenced offering Class R6 Shares. The terms of the Class R6 Shares for the Fund are described in Post-Effective Amendment No. 526 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on February 26, 2016 (Accession No. 0001193125-16-482292), which is incorporated herein by reference.